Exhibit 99.1

News Release	FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Media	Marvin Brown (281) 591-4212
Bruce Bullock (281) 591-4429
Investors	Maryann Seaman (312) 861-6414

FMC Technologies CEO and Director of Investor Relations to Address Howard Weil’s 33rd Annual Energy Conference

HOUSTON, March 8, 2005 – FMC Technologies, Inc. (NYSE: FTI) announced today that Joseph H. Netherland, Chairman, President and Chief Executive Officer, and Maryann T. Seaman, Director of Corporate Development and Investor Relations, will address attendees at the following event:

Analyst Conference:	Howard Weil’s 33rd Annual Energy Conference – New Orleans, Louisiana Monday, April 4, at 3:15 P.M. Central Daylight Time

Presentation:	Presentation slides available at the time of the presentation on the FMC Technologies web site, www.fmctechnologies.com – Investor Center/Presentations section. The slides will remain available on the web site following the presentation until replaced by a subsequent presentation.

FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. FMC Technologies designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production and Energy Processing), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 9,000 people and operates 31 manufacturing facilities in 16 countries.

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